Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Alaska Communications Systems Group, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-121433 and No. 333-123275) on Form S-3 and registration statements (No. 333-119569 and No. 333-124006) on Form S-8 of Alaska Communication Systems Group, Inc. of our reports dated March 9, 2009, with respect to the consolidated balance sheets of Alaska Communications Systems Group, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008, annual report on Form 10-K of Alaska Communications Systems Group, Inc.

/s/ KPMG LLP

Anchorage, Alaska March 9, 2009